Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on Kemper Contrarian Fund, dated January 18, 2000, and Kemper-Dreman High Return Equity Fund and Kemper Small Cap Value Fund, dated January 19, 2000, in the Registration Statement (Form N-1A) of Kemper Value Series, Inc. and their incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Equity Funds/Value Style, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (File No. 33-18477) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5385).



                                                  /s/ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP



Chicago, Illinois
January 28, 2000